UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

Green Brick Partners, Inc.
 (Exact name of registrant as specified in its charter)

Delaware		001-33530	20-5952523
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification Number)
2805 Dallas Pkwy	,	Ste 400
Plano	,	TX	75093
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code			(469)	573-6755

(Former name or former address, if changed since last report.) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GRBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

In consideration of the public health and travel concerns of COVID-19 and recent economic developments, on April 9, 2020, the Board of Directors (the “Board”) of Green Brick Partners, Inc. (the “Company”) has determined that the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) will be held on Tuesday, June 23, 2020 at 10:00 a.m. CST either at the Company’s executive offices located at 2805 Dallas Parkway, Suite 400, Plano, TX 75093 or at such other place and time, including by way of virtual meeting, that the Board may determine. The Board has established the record date for the determination of stockholders entitled to vote at the 2020 Annual Meeting, or any adjournment or adjournments thereof, as the close of business on Tuesday, April 28, 2020.

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”) and Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby providing notice of the revised deadlines for any stockholder nomination or proposal. To be considered for inclusion in this year’s proxy materials for the 2020 Annual Meeting, stockholder proposals, including any proposal made pursuant to Rule 14a-8 under the Exchange Act, must be submitted (i) in writing to the Corporate Secretary, Green Brick Partners, Inc. 2805 Dallas Parkway, Suite 400, Plano, TX 75093, (ii) by the close of business Friday, April 17, 2020 and (iii) comply with Delaware law, the rules and regulations of the Securities and Exchange Commission and the Company’s Bylaws, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.
By:	/s/ Richard A. Costello
Richard A. Costello
Chief Financial Officer

Date: April 9, 2020